Exhibit 99.8
FINAL CERTIFIED VOTE TABULATION
June 1, 2010
PROPOSAL NO. 1
THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:
Number of Class A shares outstanding as of the Record Date: 48,686,759

PROPOSAL #1	IN PERSON	BY PROXY	TOTAL	%
FOR:
Dr. E. Dean Gage	0	13,891,463	13,891,463	28.5

Steven F. Shelton	0	13,884,394	13,884,394	28.5

Timothy T. Timmerman	0	13,888,987	13,888,987	28.5

Dr. Robert B. Sloan, Jr.	0	13,889,809	13,889,809	28.5

WITHHELD:
Dr. E. Dean Gage	0	15,171	15,171	0.0

Steven F. Shelton	0	20,556	20,556	0.0

Timothy T. Timmerman	0	17,755	17,755	0.0

Dr. Robert B. Sloan, Jr.	0	16,017	16,017	0.0

ABSTAIN:
Dr. E. Dean Gage	0	6,246,077	6,246,077	12.8

Steven F. Shelton	0	6,247,760	6,247,760	12.8

Timothy T. Timmerman	0	6,245,969	6,245,969	12.8

Dr. Robert B. Sloan, Jr.	0	6,246,884	6,246,884	12.8

NON-VOTES:

Dr. E. Dean Gage	0	9,825,911	9,825,911	20.2

Steven F. Shelton	0	9,825,911	9,825,911	20.2

Timothy T. Timmerman	0	9,825,911	9,825,911	20.2

Dr. Robert B. Sloan, Jr.	0	9,825,911	9,825,911	20.2

TOTAL:	0	29,978,622	29,978,622	61.57

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:
Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1	IN PERSON	BY PROXY	TOTAL	%
FOR:
Harold E. Riley	1,001,714	0	1,001,714	100%

Rick D. Riley	1,001,714	0	1,001,714	100%

Dottie S. Riley	1,001,714	0	1,001,714	100%

Dr. Richard C. Scott	1,001,714	0	1,001,714	100%

Grant G. Teaff	1,001,714	0	1,001,714	100%

WITHHELD: None

ABSTAIN: None

NON-VOTES: None

TOTAL:	1,001,714	0	1,001,714	100%

PROPOSAL NO. 2
TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL	%
FOR:	1,001,714	23,715,056	24,716,770	49.7

AGAINST:	0	16,285	16,285	0.0

ABSTAIN:	0	6,247,281	6,247,281	12.6

NON-VOTES: None

TOTAL:	1,001,714	29,978,622	30,980,336	62.3